UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) September 28, 2007

CONSOLIDATED CAPITAL INSTITUTIONAL PROPERTIES/2

(Exact name of Registrant as specified in its charter)

California	0-11723	94-2883067
(State or other jurisdiction	(Commission	(I.R.S. Employer
of incorporation)	File Number)	Identification Number)

55 Beattie Place

Post Office Box 1089

Greenville, South Carolina 29602

(Address of principal executive offices)

(864) 239-1000

(Issuer's telephone number)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions:

[ ]

Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]

Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]

Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]

Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry Into a Material Definitive Agreement

Please see the description under Item 2.03 below.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation Under an Off-Balance Sheet Arrangement of a Registrant

Consolidated Capital Institutional Properties/2 (the “Registrant”), a California limited partnership, owns a 100% interest in CCIP/2 Highcrest, L.L.C. (the “Company”), a Delaware limited liability company. On September 28, 2007, the Company refinanced the mortgage debt encumbering its investment property, Highcrest Townhomes, located in Wood Ridge, Illinois.  The refinancing replaced the existing mortgage debt, which at the time of refinancing had a principal balance of approximately $5,482,000, with a new mortgage loan in the principal amount of $11,175,000.  The new mortgage loan bears interest at 6.17% per annum and requires monthly payments of principal and interest of approximately $68,000 beginning on November 1, 2007 through the October 1, 2017 maturity date.  The new mortgage debt has a balloon payment of approximately $9,414,000 due at maturity. If no event of default exists at maturity, the maturity date will automatically be extended for one additional year, to October 1, 2018, during which period the mortgage would bear interest at the Freddie Mac Reference Bill index rate plus 250 basis points, and would require monthly payments of principal and interest.  The Partnership may prepay the mortgage loan at any time with 30 days written notice to the lender, subject to a prepayment penalty. As a condition of the loan, the lender required AIMCO Properties, L.P., an affiliate of the Registrant, to guarantee the obligations and liabilities of the Registrant with respect to the new mortgage financing.

In accordance with the terms of the loan agreement, payment of the loan may be accelerated at the option of the lender if an event of default, as defined in the loan agreement, occurs.  Events of default include: nonpayment of monthly principal and interest by the due date; nonpayment of the matured balance of the loan on the maturity date; and the occurrence of any breach or default in the performance of any of the covenants or agreements made by the Registrant.

The foregoing description is qualified in its entirety by reference to the Multifamily Note and the Multifamily Mortgage, Assignment of Rents and Security Agreement, copies of which are filed as exhibits 10.37 and 10.38 to this report.

In accordance with the Registrant’s partnership agreement, the Registrant’s general partner is evaluating the cash requirements of the Registrant to determine what portion of the net proceeds, if any, from the above transactions will be distributed to the Registrant’s partners.

Item 9.01

Financial Statements and Exhibits

(d) Exhibits

    The following exhibits are filed with this report:

10.37

Multifamily Note, dated September 28, 2007 between CCIP/2 Highcrest L.L.C., a Delaware limited liability company, and Capmark Bank, a Utah industrial bank. *

10.38

Multifamily Mortgage, Assignment of Rents and Security Agreement, dated September 28, 2007 between CCIP/2 Highcrest, L.L.C., a Delaware limited liability company, and Capmark Bank, a Utah industrial bank. *

* Schedules and supplemental materials to the exhibits have been omitted but will be provided to the Securities and Exchange Commission upon request.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CONSOLIDATED CAPITAL INSTUTIONAL PROPERTIES/2

By:

ConCap Equities, Inc.

General Partner

By:

/s/Stephen B. Waters

Stephen B. Waters

Vice President

Date:

October 4, 2007